PRINCETON MINING COMPANY
                          Wallace, Idaho

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              FOR A
     SPECIAL MEETING OF SHAREHOLDERS ON FEBRUARY 20, 1997
                        at 1:00 p.m., PST
                         Wallace, Idaho

     The undersigned appoints H. JAMES MAGNUSON, proxy of the undersigned, with full power of substitution, to vote all shares of PRINCETON MINING COMPANY. The undersigned is entitled to vote at a Special Meeting of Shareholders to be held February 20, 1997, or at any adjournment thereof, with all powers the undersigned would have if personally present.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE WITH
RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

1.    TO ELECT DIRECTORS:

      [ ] FOR all nominees listed below, (except as marked to the contrary)

      H. JAMES MAGNUSON, R. M. MACPHEE, DONALD H. GRISMER, DALE
      B. LAVIGNE, and DENNIS O'  BRIEN

      To withhold authority for any individual nominee, write that nominee's name on the space provided below:

        ____________________________________________________



     [  ] WITHHOLD AUTHORITY to vote for all nominees listed above

2.   TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE
     AUTHORIZED CAPITAL OF THE COMPANY.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3.   TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION AND
     BYLAWS REGARDING LIABILITY AND INDEMNIFICATION OF DIRECTORS
     AND OFFICERS.
             FOR [  ]       AGAINST [  ]       ABSTAIN [  ]

4. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign. For a corporation, the full corporation name should be signed by a duly authorized officer who should state his title. For a partnership, an authorized person should sign in the partnership name.

Date ___________________  , 1997.


____________________________            ___________________________
Signature of Shareholder                 Signature of Shareholder



____________________________
Please print name

                         PRINCETON MINING COMPANY

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           February 20, 1997

                                                    Wallace, Idaho
                                                     1/02/96
TO THE STOCKHOLDERS OF PRINCETON MINING COMPANY:

     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of PRINCETON MINING COMPANY, will be held at the Silver Room, Wallace Inn, Wallace, Idaho, at 1:00 p.m. on February 20, 1996, for the following purposes:

1.     To elect a Board of Directors.

2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized capital of the Company.

3. To approve amendments to the Articles of Incorporation and Bylaws regarding liability of directors and indemnification of officers and directors.

4. To transact such business as may properly come before the meeting or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSALS.

     Stockholders of record at the close of business on January 2, 1997, as fixed by action of the Board of Directors, will be entitled to notice of and to vote at a Special Meeting or any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. Those who will not attend and who wish their stock voted are requested to sign, date, and mail promptly the enclosed proxy for which a stamped return envelope is provided.
     By Order of the Board of Directors,


     __________________________________
     H. JAMES MAGNUSON, President

Wallace, Idaho
January 2, 1997 /Date of mailing to stockholders

                                 IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE PROXY ENCLOSED AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ASSURE YOUR REPRESENTATION IN THE QUORUM FOR THE TRANSACTION OF BUSINESS AT THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE.

                     PRINCETON MINING COMPANY
             Scott Building,  413 Cedar. P.O. Box  469
                         Wallace, Idaho
                         PROXY STATEMENT
                  SPECIAL MEETING OF STOCKHOLDERS
                        February 20, 1997

                           INTRODUCTION

     This Proxy Statement is furnished in connection with a solicitation of proxies by the management of PRINCETON MINING COMPANY, (hereinafter called "Princeton Mining Company", the "Company", or the "Corporation) for use at the SPECIAL meeting of stockholders to be held on February 20, 1997, and at any adjournment thereof, to consider and act on the matters stated in the Company notice. Each proxy will be voted in accordance with the specifications thereon. If no specification is made, it will be voted for the management nominees for the Board of Directors named herein and in favor of the proposals specified in the proxy. A stockholder may revoke his proxy by written notice received by Princeton Mining Company at any time before it is voted. A proxy is not revoked by the death or incompetency of the maker unless, before the authority granted thereunder is exercised, written notice of such death of incompetency is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such proxy.

     The expense of solicitation of proxies will be borne by the Company. Solicitation will be made only by mail, except that, if necessary, regular employees of the Company without additional compensation therefore, may make solicitation by telephone, telegram, or personal interview.

     At the close of business on January 2, 1997, there were outstanding 3,000,000 common shares of the Company, which is the only class of stock outstanding and entitled to vote at the meeting. Only shareholders of record on January 2, 1997, will be eligible to vote at the special meeting or any adjournment thereof. The holders of such shares will be entitled to cast one vote for each share held of record as of the record date.

     Management of the Company beneficially owns [1] 51,692 shares of stock, representing approximately 1.72% of the issued and outstanding shares of stock at such date. There are approximately
1,135 shareholders of record.

(1) ELECTION OF DIRECTORS

NOMINEES

     Unless contrary instructions are set forth on the proxies, Management intends to vote all shares represented by proxies for the election of the five nominees for directors listed below. The Bylaws of the Company provide that all directors of the Company serve until the next special meeting or until their successors are elected and qualified. Should any nominee herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the said nominees will be unable or unwilling to serve if elected to the office.

H. JAMES MAGNUSON:
_________________

Mr. Magnuson, age 42, is the President and a director of the Company and has continuously served as an officer and director of the Company since 1984. His primary occupation is an attorney-at-law, with offices in Coeur d'Alene, Idaho . Mr. Magnuson owns, beneficially[1] and of record,1,000 shares of the stock of the Company, representing approximately less than 1% of the issued and outstanding shares of stock of the Company. During the fiscal year ended December 31, 1995, Mr. Magnuson received no compensation for services rendered on behalf of the Company in his capacity as president and a director.

R. M. MACPHEE:
_____________

Mr. MacPhee, age 64, is the Secretary-Treasurer and a director of the Company and has continuously served in such capacity since 1989. Mr. MacPhee's principal occupation is as a certified public accountant with offices in Kellogg, Idaho. Mr. MacPhee owns, beneficially[1] and of record, 500 shares of stock of the Company, representing approximately less than 1% of the issued and outstanding shares of stock of the Company. During the fiscal year ended December 31, 1995, Mr. MacPhee received no compensation for services rendered on behalf of the Company in his capacity as an officer or director. Mr. MacPhee serves as a director of Independence Lead Company and Western Silver-Lead Corporation.

DONALD H. GRISMER:
_________________

Mr. Grismer, age 64, is a director of the Company and has continuously served in such capacity since 1960. Mr. Grismer is a retired miner. Mr. Grismer owns, beneficially[1] and of record, 50,000 shares of stock of the Company, representing approximately 1.67% of the issued and outstanding shares of stock of the Company. During the fiscal year ended December 31, 1995, Mr. Grismer received no compensation for services rendered on behalf of the Company in his capacity as an officer or director.

DALE B. LAVIGNE:
_______________

Mr. Lavigne, age 65, is a director of the Company and has continuously served in such capacity since 1989. Mr. Lavigne's principal occupation is serving as President of Osburn Drug Company, Osburn, Idaho. Mr. Lavigne owns, beneficially[1] and of record, -0- shares of stock of the Company. During the fiscal year ended December 31, 1995, Mr. Lavigne received no compensation for services rendered on behalf of the Company in his capacity as an officer or director. Mr. Lavigne serves as a director of Western Silver-Lead Company.

DENNIS O'BRIEN:
______________

Mr. O'Brien, age 35, is a director of the Company and has continuously served in such capacity since September 10, 1996. Mr. O'Brien's principal occupation is a certified public accountant with offices in Wallace, Idaho. Mr. O'Brien owns, beneficially[1] and of record, -0- shares of stock of the Company. During the fiscal year ended December 31, 1995, Mr. O'Brien received no compensation for services rendered on behalf of the Company in his capacity as an officer or director.
______________________________

[1]     Under Rule 13d-3, issued by the Securities and Exchange
Commission, a person is, in general, deemed to "Beneficially own" any shares if such persons directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote or to direct the voting of those shares and/or (b) investment power, which includes the power to dispose, or to direct the disposition of those securities. The foregoing information gives effect to shares deemed beneficially owned under Rule 13d-3 based on the information supplied to the Company.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
        NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

(2)    AUTHORIZATION FOR AN INCREASE IN THE AUTHORIZED CAPITAL

       The Company is considering future issuances of debt and/or equity securities (which may include shares of common stock or securities convertible into or exercisable for shares of common stock) in order to make a public or private offering of stock, increase the Company's available cash, to retire debt and to improve the Company's financial condition. Such securities would be sold or issued by the Company upon such terms and conditions as the Board of Directors may subsequently determine.

       The Board of Directors of the Company has adopted an amendment to the Articles of Incorporation whereby, if approved by the shareholders, the unauthorized capital stock of the Company would be changed from 3,000,000 shares of stock, par value $0.10 per share, to 30,000,000 shares of stock of which 29,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share. The Company's stock would also become nonassessable.

     In the considered unanimous opinion of the Board of Directors, the proposed plan will place the Company in a more favorable position to attract and properly structure the terms of additional financing, if needed. The common stock to be authorized under the plan will possess the rights and characteristics as stipulated by the Board of Directors, subject to the rights, limitations or preferences (including by way of illustration, dividend, voting or liquidation preferences, dividend rates, or the establishment of sinking funds for the payment of dividends) that may be attendant to any shares of preferred stock issued with the approval of the Board of Directors. The Board of Directors currently has no plans to issue any shares of preferred stock, but may from time to time in the future enter negotiations with private and institutional investors, or others with respect to additional financing, the terms of which, in all likelihood, may involve the issuance of shares of preferred stock having such rights, preferences and limitations as the Board of Directors may approve.

     If approved by the stockholders, such additional authorized shares would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to applicable Federal and State Securities Laws and State Corporate
law) to take advantage of future opportunities for equity financing to improve the Company's capital structure, and for other corporate purposes, without the delay and expense incident to the holding of a special meeting of stockholders to consider the specific issuances.

     Upon the filing of articles of amendment to the articles of incorporation of the Company reflecting the change in authorized capital (from 3,000,000 shares of stock, par value $0.10 per share, to 30,000,000 shares of stock, of which 29,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share),there will still be 3,000,000 shares of $0.10 par value stock and without the necessity of making any exchange of certificates. Expenses incurred in carrying out the plan will be borne and paid for by the Company.

     The Board of Directors also proposes to eliminate any preemptive rights of Shareholders. Under Idaho Law, the Shareholders of a corporation have a preemptive right to acquire proportional amounts of the Company's unissued shares upon the decision of the Board of Directors to issue them. There are certain exceptions to preemptive rights (Section 30-1-26). The proposed amendments, which have been recommended by the Board of Directors, may thus operate to the disadvantage of minority shareholders with respect to any future issuances of stock, in that Shareholders can be excluded from all rights of participation in such issuance.

PROPOSED TEXT OF AMENDMENT TO ARTICLES OF INCORPORATION

It is proposed that Article 5 of the Articles of Incorporation be amended regarding capitalization as follows:

                            ARTICLE V

     Section 1:     Aggregate Number of Shares

     The total number of shares which the Corporation shall have authority to issue is 30,000,000 of which (a) 1,000,000 shares shall be Preferred Stock of par value $0.10 per share, (b) 29,000,000 shares shall be Common Stock of the par value of $0.10 per share.

     Section 2:     Rights of Preferred Stock

     The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

     (i) The voting powers, if any, of the holders of stock of such series;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

     (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable and the terms and amount of any sinking fund provided for the purchase or redemption of shares.

     (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
     (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (vi) Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Idaho.

     Section 3:     Rights of Common Stock

     The Common Stock may be issued from time to time in one or more Classes and with such designation for each such Classes as shall be stated and expressed in the resolution or resolutions providing for the issue of each such Classes adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such Class:

     (i) The voting powers, if any, of the holders of stock of such Class;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such Class shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

      (iii) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (iv) Any other designations, preferences,and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Idaho.

     Section 4:     Payment for Stock

     Capital stock shall be paid in at such times and upon such conditions as the Board of Directors may by resolution direct, either in cash or by services rendered to the Corporation or by real or personal property transferred to it. Capital stock issued in exchange for services or property pursuant to resolution by the Board of Directors, shall thereupon become and shall be fully paid as if paid for in cash and shall be nonassessable, and the determination of the Board of Directors as to the value of any property or services received by the Corporation in exchange for stock shall be conclusive.

     Section 5:     Preemptive Rights

     The owners of shares of stock of the Corporation shall not be entitled to preemptive rights to subscribe for or purchase any part of new or additional issues of stock or securities convertible into stock of any class whatsoever whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

                    NOTICE OF DISSENTERS' RIGHTS

     Under Section 30-1-80 of the Idaho Code (the "Idaho Statute"), shareholders of Princeton Mining Company are entitled to assert dissenters' rights in connection with the merger and obtain payment in cash for their shares. Sections 30-1-80 and 30-1-81 of the Idaho Statute are reprinted in their entirety as Appendix "A" to this Proxy Statement. Appendix "A" should be reviewed carefully by shareholders who wish to assert their dissenters' rights, or who wish to preserve the right to do so, since failure to comply with the procedures set forth below will result in the loss of such dissenters' rights. Because of the complexity of the Idaho Statute, it is recommended that any shareholder considering asserting his or her dissenters' rights consult with his or her legal advisor.

     Shareholders who wish to dissent and demand payment for their shares must refrain from voting their shares in favor of the proposed amendment.

     A shareholder's failure to vote against this proposal will not constitute a waiver of appraisal or similar rights, and a vote against the proposal will be deemed to satisfy notice requirements pursuant to Idaho law. A further notice of Dissenter's Rights and form for Demand of Payment will be sent to all Shareholders who refrained from voting in favor of the proposed sale.

A copy of Idaho Code Sections 30-1-80 and 30-1-81 is annexed to this Proxy Statement as Appendix A.

DISSENTING SHAREHOLDERS ARE ENTITLED TO CERTAIN RIGHTS UNDER IDAHO LAW. ANY SHAREHOLDER WHO WISHES TO DISSENT MUST REFRAIN FROM VOTING HIS SHARES IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT. A SHAREHOLDER WHO VOTES IN FAVOR OF APPROVAL OF THE AMENDMENT WILL HAVE NO RIGHT TO DISSENT UNDER SECTION 30-1-80 OF THE IDAHO CODE.

                BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors recommends adoption of all of the proposed amendments. Adoption of the amendments requires the affirmative vote of the majority of the outstanding voting stock of the Company, voting as a single class.

(3)  AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BYLAWS
     REGARDING LIABILITY AND INDEMNIFICATION OF DIRECTORS

BACKGROUND

     Directors of companies may be personally liable for actions taken or not taken as directors, as well as for the legal costs of defending their conduct. As a result of legislation adopted by the Idaho legislature, the Idaho Business Corporation Act (Section 30-1-54(2)) (the "Act") now permits corporations to limit or eliminate personal liability of directors for monetary damages for conduct as a director under certain circumstances.

     This legislation is a response to the increasing number of lawsuits against directors and to the inability of many companies to obtain, or to obtain only at prohibitive rates, insurance to protect their directors against liability that may result from the performance of their duties as directors. The Idaho legislature believed these developments threatened the quality and stability of corporate governance in Idaho. Many directors have become unwilling to serve without insurance protection, and those who do serve may be inhibited, by the unavailability of insurance, from making business decisions that may be in the best interest of the corporation.

     The Idaho Act provides that a corporation and its stockholders may amend the corporation's Articles of Incorporation to limit directors' liability and thereby provide additional protection to directors. The Board of Directors adopted the amendment being proposed to the stockholders (the "Certificate Amendment"), in an effort to limit the directors' liability to the extent permitted by the Idaho Act. The Certificate Amendment is also drafted so that any subsequent statutory amendments that further limit the liability of directors inure to the benefit of the directors, without a stockholder vote; likewise any subsequent narrowing of the statute will have the effect of limiting or narrowing the indemnification available to the directors, also without a stockholder vote.

REASONS FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company believes that the Amendments are in the best interests of the Stockholders as well as the Company and that by adopting the Amendments it will be better able to attract and retain qualified individuals to serve as directors. The Company also believes adoption of the Amendments will allow directors to perform their duties in good faith without concern about monetary liability if a court later determines their conduct in hindsight to be grossly negligent. On the other hand, the potential remedies available to a Company stockholder would be limited by the Amendment and it is possible, although unlikely, that directors may not demonstrate the same level of diligence or care if they are protected by the existence of this provision.

Although the Company has not directly experienced the problem of attracting and retaining qualified directors, the Board of Directors believes that the Company should take every possible step to ensure that the Company will continue to be able to attract individuals who are the best possible candidates to serve as directors.

EFFECTS OF THE AMENDMENT TO ARTICLES OF INCORPORATION

The Amendment to the Articles of Incorporation eliminates director liability for monetary damages to stockholders for conduct as a director. However, a director remains liable generally for: (i) intentional misconduct by a director or a knowing violation of law by a director, (ii) for conduct violating Idaho Code Section 30-1-48,
(iii) for any transaction from which the director derived an improper personal benefit, or (iv) breach of duty of loyalty.

The Amendment further provides that any repeal or modification of the Certificate Amendment by the stockholders of the Company shall not adversely affect any right or protection of a director existing at the time of the repeal or modification.

The Amendment does not eliminate the duty of care; it only eliminates monetary damage awards for directors' decisions, including negligent, grossly negligent and reckless decisions, that constitute a breach of that duty, including such decisions made in connection with a merger or other business combination involving the Company. Equitable remedies such as injunctive relief or rescission remain available, although in certain instances these remedies may not be available as a practical matter. The provision only has a prospective effect and would not eliminate the liability of a director for any acts occurring prior to November _____, 1996, the proposed date of enactment of the Amendment. It also pertains only to claims against a director arising out of his role as a director and would not apply, if he is also an officer, to his role as an officer or in any capacity other than that of a director of to his responsibilities under any other law, such as the federal securities laws.

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

It is proposed that new Article X be added to the Articles of Incorporation regarding liability of directors as follows:

                                    X

     To the fullest extent permitted by the Idaho Business Corporation Act, as it now exists or may hereafter be amended, a Director of the corporation shall not be liable to the Corporation or its stockholders for monetary damages for conduct as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Idaho Business Corporation Act as the same exists or may hereafter by amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

PROPOSED AMENDMENT TO BYLAWS

The Board of Directors has proposed an amendment to the Company's bylaws which, if approved, would allow the Company, under certain circumstances, to indemnify directors and the Company's officers against liabilities for acts undertaken in such capacities, as well as any trustee, officer, employee or agent acting on behalf of the Company in certain circumstances. In the considered opinion of the Board of Directors, the proposed amendment is necessary to retain qualified personnel to operate and manage the Company properly. In recent years, investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on, or involving as directors, officers, and employees of companies have become increasingly common. Such proceedings are typically extremely expensive, whatever their eventual outcome. The proposed amendment to the Company's Bylaws will provide indemnification to directors, officers as well as other employees and individuals against expenses (including attorney's fees) judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative), if they acted in good faith and a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The indemnification is not exclusive of other indemnification that may be granted by the Articles of Incorporation, By-Laws, agreement, insurance, or otherwise.

Specifically, the Board of Directors proposes to add a new Article V to the Company's bylaws, reading in its entirety as follows:

                           ARTICLE V
              INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each Director or officer now or hereafter serving the Corporation, and each person who at the request of or on behalf of the Corporation is now serving or hereafter serves as a Director or officer of any other corporation and the respective heirs, executors, and administrators of each of them shall be indemnified by the Corporation to the fullest extent provided by law against all costs, expenses, judgments, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit, or proceeding, civil, criminal, administrative, or investigative, in which he/she is or may be made a party by reason of his/her being or having been such Director or officer by reason of any action alleged to have been taken or omitted by him/her as such Director or officer, whether or not he/she is a Director or officer at the time of incurring such costs, expenses, judgments, and liabilities, provided that he acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. The foregoing right of indemnification shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law. The Board of Directors may obtain insurance on behalf of any person who is or was a director, officer, employee, or agent against any liability arising out of his/her status and such, whether or not the Corporation would have power to indemnify him/her against such liability. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director or officer of this Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.


     Section 1.     Third Party Actions

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding by judgment, order, settlement, conviction, or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.


     Section 2.      Derivative Actions

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the or settlement of such action or suit if reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or actions was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjusted to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

     Section 3.    Successful Defense

     To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and costs) actually and reasonably incurred by such person in connection therewith.


     Section 4.     Authorization

     Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above in Sections 1 and 2 of this Article V. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether of not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such determination under this Section 4 may determine that a person has met the standard therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     Section 5.     Advances

     Expenses incurred in defending a civil action, criminal action, investigative, or administrative, specified action, suits or proceedings shall be paid by the Corporation, at any time or from time to time in advance of the final disposition or such action, suit or proceeding as authorized in the manner provided in Section 4 of this Article V upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation in this Article V. Such undertaking to advance expenses and litigation costs can be made without making any determination of the director, trustee, officer, employee or agent's good faith or reasonable beliefs with regard to the lawfulness of his or her activity.

     Section 6.      Non-Exclusivity

     The indemnification provided in this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 7.     Insurance

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

     Section 8.     "Corporation" Defined

     For purposes of this Article V, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as director, trustee, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

INASMUCH AS THE BOARD OF DIRECTORS MAY BENEFIT FROM ADOPTION OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND TO THE BYLAWS, AN INHERENT CONFLICT OF INTEREST MAY EXIST IN THEIR RECOMMENDATION TO VOTE FOR THE AMENDMENTS. THE BOARD OF DIRECTORS BELIEVE THAT THE DILIGENCE EXERCISED BY DIRECTORS STEMS PRIMARILY FROM THEIR DESIRE TO ACT IN THE BEST INTERESTS OF THE COMPANY AND NOT FROM A FEAR OF MONETARY DAMAGE AWARDS. Consequently, the Board of Directors believes that the level of scrutiny and care exercised by directors will not be lessened by the adoption of the Certificate Amendment or the Amendments to the Bylaws providing for indemnification of officers and directors.

VOTE REQUIRED

The Amendment to the Articles of Incorporation requires the affirmative vote of the majority of the Common Shares entitled to vote at the meeting is required for approval of the above-described amendment to the Amended Articles of Incorporation as set forth in this proposal, voting as a single class. The Board of Directors recommends a vote FOR approval of this proposal.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE
AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BYLAWS.

(4)     TO TRANSACT SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE
SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

     At the date of this proxy statement, the Board of Directors know of no other matters which will be presented for consideration at the Special Meeting. However, if any such other matters are properly presented for action at the Special Meeting; it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxy in accordance with their judgment on such matters, and discretionary authority to do so is granted in the Proxy.

A COPY OF THE CORPORATION'S FORM 10-K REPORT FOR FISCAL YEAR 1995
CONTAINING INFORMATION ON OPERATIONS, WHICH WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                             R. M. MacPhee
                        PRINCETON MINING, INC.
                             P.O. Box 469
                            Scott Building
                            Wallace, Idaho


                                BY ORDER OF THE BOARD OF DIRECTORS.


                                 /s/ H. James Magnuson
                                 ________________________________

                                 H. JAMES MAGNUSON, President

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

                           APPENDIX "A"

Idaho Code Section 30-1-80.  Right of shareholders to dissent and obtain payment for shares.

(a) Any shareholder of a corporation shall have the right to dissent from and to obtain payment for his shares in the event of any of the following corporate actions:

      (1) Any plan of merger or consolidation to which the corporation is a party, except as provided in subsection (c) of this section;

      (2) Any sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one (1) year after the date of sale;

      (3) Any plan of exchange to which the corporation is a party, as the corporation the shares of which are to be acquired;

      (4) Any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it: (i) Alters or abolishes a preferential right of such shares; (ii) Creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares; (iii) Alters or abolishes a preemptive right of the holder of such shares to acquire shares or other securities; (iv) Excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

      (5) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws, or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment of their shares.

(b)   (1)    A record holder of shares may assert dissenter's
             rights as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one (1) person, and discloses the name and address of the persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (2) A beneficial owner of shares who is not the record holder may assert dissenter's rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and section 30-1-31, Idaho Code, if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

(c) The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

(d) A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

Section 30-1-81.  Procedures for protection of dissenters' rights.

(a)    As used in this section:

       (1) "Dissenter" means a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under section 30-1-80, Idaho Code, and who has performed every act required up to the time involved for the assertion of such rights.

       (2) "Corporation" means the issuer of the shares held by the dissenter before the corporate action or the successor by merger or consolidation of that issuer.

       (3) "Fair value" of shares means their value immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation of depreciation in anticipation of such corporate action unless such exclusion would be inequitable.

       (4) "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans, or, if none, at such rate as is fair and equitable under all the circumstances.

(b) If a proposed corporate action which would give rise to dissenters' rights under subsection (a) of section 30-1-80, Idaho Code, is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this section, and shall be accompanied by a copy of sections 30-1-80 and 30-1-81, Idaho Code.

(c) If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall refrain from voting his shares in approval of such action. A shareholder who votes in favor of such action shall acquire no right to payment for his shares under this section or section 30-1-80, Idaho Code.

(d) If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a further notice to all shareholders who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall:

       (1) State where and when a demand for payment must be sent and certificates of certificated shares must be deposited in order to obtain payment;

       (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received;

       (3) Supply a form for demanding payment which includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares; and

       (4) Be accompanied by a copy of section 30-1-80 and 30-1-81, Idaho Code. The time set for the demand and deposit shall be not less than (30) days from the mailing of the notice.

(e) A shareholder who fails to demand payment, or fails (in the case of certificated shares) to deposit certificates, as required by a notice pursuant to subsection (d) of this section shall have no right under this section or section 30-1-80, Idaho Code, to receive payment of his shares. If the shares are not represented by certificates, the corporation my restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action, or the release of restrictions under the terms of subsection (f) of this section. The dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.

(f)     (1)    Within sixty (60) days after the date set for
               demanding payment and depositing certificates, if the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to paragraph (3) of this subsection, it shall return any certificates that have been deposited, and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

        (2) When uncertificated shares have been released from transfer restrictions, and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of subsection (d) of this section, with like effect.

        (3) Immediately upon effectuation of the proposed corporate action, or upon receipt of demand for payment if the corporate action has already been effectuated, the corporation shall remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates, the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:
               (i) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen (16) months before the date of remittance, together with the latest available interim financial statements; (ii) A statement of the corporation's estimate of fair value of the shares; and (iii) A notice of the dissenter's right to demand supplemental payment.

(g)     (1)    If the corporation fails to remit as required by
               subsection (f) hereof, or if the dissenter believes that the amount remitted is less than the fair value of his shares, or that the interest is not correctly determined, he may send the corporation his own estimate of the value of the shares or of the interest and demand payment of the deficiency.

        (2) If the dissenter does not file such an estimate within thirty (3) days after the corporation's mailing of its remittance, he shall be entitled to no more than the amount remitted.

(h)     (1)    Within sixty (60) days after receiving a demand for
               payment pursuant to subsection (g) hereof, if any such demands for payment remain unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.

        (2) An appropriate court shall be the district court in the county of this state where the registered office of the corporation is located. If, in the case of a merger or consolidation or exchange of shares, the corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the foreign corporation was last located. If there is no known registered office, the petition may be filed in Ada County, Idaho.

        (3) All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.

        (4) The jurisdiction of the court shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or in any amendment thereof. The dissenters shall be entitled to discovery in the same manner as parties in other civil suits.

        (5) All dissenters who are made parties shall be entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

        (6) If the corporation fails to file a petition as provided in paragraph (1) of this subsection (h), each dissenter who made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him, with interest, and may sue therefor in an appropriate court.

(i)     (1)    The costs and expenses of any proceeding under
               subsection (h) of this section, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation, except that any part of the costs and expenses may be apportioned and assessed as the court may deem equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.

        (2) Fees and expenses of counsel and of experts for the respective parties may be assessed as the court may deem equitable against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this section, and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section and section 30-1-80, Idaho Code.

        (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

(j)     (1)   Notwithstanding the foregoing provisions of this
              section, the corporation may elect to withhold the remittance required by subsection (f) of this section from any dissenter with respect to shares of which the dissenter (or the person on whose behalf the dissenter acts) was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter, its estimate of the fair value of the shares, state the rate of interest to be used (explaining the basis thereof), and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.

        (2) If the dissenter believes that the amount offered is less than the fair value of the shares and interest determined according to this section, he may within thirty (30) days after the date of mailing of the corporation's offer, mail the corporation his own estimate of fair value and interest, and demand their payment. If the dissenter fails to do so, he shall be entitled to no more than the corporation's offer.

        (3) If the dissenter makes a demand as provided in paragraph (2) of this subsection (j), the provisions of subsections (h) and (i) of this section apply to further proceedings on the dissenter's demand.



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